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                              MAYTAG CORPORATION

                                  Exhibit 21

                    List of Subsidiaries of the Registrant

The following schedule lists the subsidiaries of Maytag Corporation, a Delaware corporation, as of December 31, 2000.

                                                     State or Country
Corporate Name                                       of Organization
--------------                                       ----------------
Maytag Appliances Sales Company                        Delaware
Maytag Holdings, Inc.                                  Delaware
  Dixie-Narco, Inc.                                    Delaware
     Blodgett Holdings, Inc.                           Delaware
       G.S. Blodgett Corporation                       Vermont
         G.S. Blodgett International Limited           Barbados
         Pitco Frialator, Inc.                         New Hampshire
         Maytag Europe Limited                         England
         MagiKitch'n Inc.                              Pennsylvania
         Cloverleaf Properties, Inc.                   Vermont
Maytag Foreign Sales Corporation                       Virgin Islands
The Hoover Company                                     Delaware
  The Hoover Company (Sales)                           Delaware
  The Hoover Company (General, LLC)                    Delaware
  The Hoover Company (Limited, LLC)                    Delaware
    Hoover Company I LP                                Delaware
Maytag International, Inc.                             Delaware
  Maharashtra Investment, Inc.                         Delaware
  Hoover Mexicana S.A. de C.V.                         Mexico
    Jade Products Company                              Delaware
  Maytag Comercial, S.de R.L. de C.V.                  Mexico
  Maytag Servicios, S.de R.L. de C.V.                  Mexico
Hoover Holdings Inc.                                   Delaware
  Juver Industrial S.A. de C.V.                        Mexico
  Maytag Limited                                       Canada
  Maytag Australia Pty., Ltd.                          Australia
  Maytag Worldwide N.V.                                The Netherlands
                                                       Antilles
  AERA LIMITED                                         Hong Kong
  AERA (Hong Kong) PTE LTD                             Singapore
Maytag International Investments, Inc.                 Delaware
  Maytag I.I., Inc.                                    Delaware
    Maytag International Investments B.V.              Netherlands
      Hefei Rongshida Co. Ltd. (50.5%)                 China
        Chongqing General Washing Machine Factory      China
Anvil Technologies LLC (33.77%)                        Delaware
Maytag Capital Trust (2.91%)                           Delaware
Maytag Capital Trust II (2.91%)                        Delaware

NOTE:  Ownership in subsidiaries is 100% unless otherwise indicated.

Other subsidiaries in the aggregate would not constitute a significant subsidiary.